WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE ALL THE DIRECTORS OF

(QV) QUANTUM VENTURES, INC.

A NEVADA CORPORATION

The undersigned Director, being the Directors of (QV) Quantum Ventures, Inc., a StateplaceNevada corporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, without a meeting, and waives all notice or other meeting requirements.

1)

Forward Share Spilt

2) Amend Articles of Incorporation

RESOLVED, that the number of issued and outstanding shares of the Corporation be increased by virtue of a forward share split on a one old for EIGHT new basis (8-1) to be effective immediately.

RESOLVED FURTHER, that the Articles of Incorporation be amended to reflect the 8 to1 forward split bringing the total of authorized common shares to 400,000,000. There will be no change in the amount authorized preferred shares.

Dated: JANUARY 16, 2007

The undersigned, being all the Directors of (QV) Quantum Ventures, Inc., waives the required notice of meeting and consents to all actions taken hereby.

/s/ Desmond Ross

_______________________________

Desmond Ross, President

/s/ Graham Hughes

________________________________

Graham Hughes, Secretary Treasurer

1